UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  November 7, 2006

MAIR HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-17895	41-1616499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fifth Street Towers, Suite 1720

150 South Fifth Street

Minneapolis, MN  55402

(Address of Principal Executive Offices, including Zip Code)

(612) 333-0021

Registrant’s Telephone Number, including Area Code

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 7, 2006, Mesaba Aviation, Inc. (“Mesaba”), a wholly-owned subsidiary of MAIR Holdings, Inc., closed on its debtor-in-possession financing by entering into a Revolving Credit and Guaranty Agreement (the “Agreement”) with Marathon Structured Finance Fund, L.P. (“Marathon”) under which Mesaba has access to a revolving credit facility in an aggregate principal amount not to exceed $24,000,000.  As consideration for the financing, Mesaba granted to Marathon an allowed administrative expense claim in Mesaba’s bankruptcy case and a perfected first priority security interest and lien on all of Mesaba’s property and assets.  Under the Agreement, all outstanding loan balances accrue interest at the rate of LIBOR plus six percent.  The Agreement also requires Mesaba to pay each month an unused line fee at the rate of one-half of one percent per annum on the average daily aggregate unused amount of the commitment during the preceding month.

The Agreement terminates on the earlier of (i) November 6, 2008, (ii) the date of the substantial consummation of Mesaba’s reorganization plan that is confirmed pursuant to an order of Mesaba’s bankruptcy court or (iii) the acceleration of the loans.  Upon termination of the Agreement, Mesaba will be obligated to pay the all outstanding loan balances in full, including any unpaid interest and fees.  Upon the occurrence of any event of default, Marathon may terminate the loan commitment, declare the all loans then outstanding to be due and payable, set-off amounts or any accounts Mesaba has maintained with Marathon and apply such amounts to Mesaba’s obligations and exercise any and all remedies under the Agreement and under applicable law available to Marathon, including foreclosing on the collateral.

Mesaba may also terminate the Agreement at any time by providing notice to Marathon; however, Mesaba would still be obligated to pay any accrued unused line fee and pay the principal and accrued interest on any outstanding loan balance.  If the Agreement is terminated or if the loan obligations are prepaid in full for any reason before April 11, 2008, Mesaba will be required to pay an early termination fee.  If the early termination occurs prior to November 7, 2007, the early termination fee will be equal to one and one-half percent of the greater of $24 million or the actual amount of loans extended to Mesaba.  If the early termination occurs between November 7, 2007 and April 10, 2008, the termination fee will be reduced to one half of one percent of the above amounts.

The Agreement further requires that Mesaba continue to negotiate with Northwest Airlines, Inc. regarding the terms of any new airline services agreement and actively operate at least 40 aircraft.  Mesaba is also obligated to use its best efforts to sell excess equipment and spare parts as its fleet size is being reduced.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2006	By	/s/ Ruth M. Timm
Ruth M. Timm
	Its	Vice President, General Counsel and Secretary